As filed with the Securities and Exchange Commission on May 10, 2024

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

F & M BANK CORP.
(Exact name of registrant as specified in its charter)

Virginia	54-1280811
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P.O. Box 1111 Timberville, Virginia	22853
(Address of Principal Executive Offices)	(Zip Code)

F & M Bank Corp. 2023 Directors Stock Incentive Plan

(Full title of the plan)

Aubrey M. Wilkerson

Chief Executive Officer

F & M Bank Corp.

P.O. Box 1111

Timberville, Virginia 22853

(Name and address of agent for service)

(540) 896-8941

(Telephone number, including area code, of agent for service)

COPIES TO:
Jonathan A. Greene Wyrick Robbins Yates & Ponton LLP 4101 Lake Boone Trail, Suite 300 Raleigh, North Carolina 27607 Telephone: (919) 781-4000 Facsimile: (919) 781-4865

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The documents containing information specified in Part I will be delivered in accordance with Form S-8 and Rule 428(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such documents are not required to be, and are not, filed with the U.S. Securities and Exchange Commission (the “SEC”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Exchange Act.

Item 2. Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 is included in documents sent or given by the Registrant to participants in the plan covered by this Registration Statement pursuant to Rule 428(b)(1) of the Securities Act.

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Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents heretofore filed by the Registrant with the SEC are incorporated herein by reference:

(a)

The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on March 27, 2024, which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed;

(b)

The information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 from the Registrant’s proxy statement on Schedule 14A, filed with the Commission on April 22, 2024; and

(c)

The description of the Registrant’s common stock contained in Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Commission on March 16, 2020, including any amendments or reports filed for the purpose of updating such description.

All documents filed, but not furnished, by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered under this Registration Statement have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. In no event, however, will any of the information, including exhibits, that the Registrant discloses under Item 2.02 and Item 7.01 of any report on Form 8-K that has been or may from time to time be furnished to the Commission be incorporated by reference into or otherwise become a part of this Registration Statement.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4. Description of Securities.

Not applicable. The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

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Item 6. Indemnification of Directors and Officers.

The Virginia Stock Corporation Act (the “Virginia SCA”), permits a Virginia corporation to indemnify any director or officer for expenses incurred in connection with the proceeding by a director who is a party to a proceeding because the individual is a director in advance of final disposition of the proceeding, if the director or officer furnishes the corporation with a signed written undertaking to repay any funds advanced if he or she is not entitled to mandatory indemnification and it is ultimately determined that he or she is not entitled to indemnification. In addition, a corporation is permitted to indemnify a director or officer against liability incurred in a proceeding if a determination has been made by the disinterested members of the board of directors, special legal counsel or shareholders that the director or officer conducted himself or herself in good faith and otherwise met the required standard of conduct. To meet the relevant standard of conduct, the Virginia SCA provides that the director or officer must have conducted himself or herself in good faith and believed, in the case of conduct in his or her official capacity with the corporation, that his or her conduct was in its best interests and, in the case of other conduct, that his or her conduct was at least not opposed to its best interests. In the case of any criminal proceeding, the director or officer must not have had reasonable cause to believe his or her conduct was unlawful. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which a director or officer is adjudged to be liable to the corporation, except for expenses incurred in connection with the proceeding if it is determined that the director or officer has met the relevant standard of conduct. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that he or she improperly received a personal benefit. Corporations are given the power to make any other or further indemnity, including advances and reimbursement of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification against the expenses incurred by a director or officer is mandatory by a corporation when he or she was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she is a party because he or she is or was a director or officer.

The Registrant is a Virginia corporation. Article 10 of the Registrant’s Restated Articles of Incorporation eliminates the personal liability of directors and officers to the Registrant or its shareholders for monetary damages to the full extent permitted by Virginia law. In addition, the Restated Articles of Incorporation provide for the indemnification of directors and officers and advancements and reimbursements for expenses incurred by them in connection with certain proceedings in accordance with Virginia law.

Item 7. Exemption from Registration Claimed.

Not applicable.

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Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description of Exhibit

3.1	Restated Articles of Incorporation of F & M Bank Corp., incorporated herein by reference from F & M Bank Corp.’s, Quarterly Report on Form 10-Q, filed November 14, 2013.
3.2

Articles of Amendment to the Articles of Incorporation of F & M Bank Corp. designating the Series A Preferred Stock, incorporated herein by reference from F & M Bank Corp.’s Current Report on Form 8-K filed December 4, 2014.

3.3	Amended and Restated Bylaws of F & M Bank Corp., incorporated herein by reference from F & M Bank Corp.’s Current Report on Form 8-K, filed March 24, 2020.
4.1	F&M Bank Corp. 2023 Directors Stock Incentive Plan*
5.1	Opinion of Wyrick Robbins Yates & Ponton LLP*
23.1	Consent of Yount, Hyde & Barbour, P.C.*
23.2	Consent of Wyrick Robbins Yates & Ponton LLP (contained in Exhibit 5.1)*
24.1	Power of Attorney (included on the signature page to this Registration Statement)*
107.1	Filing Fee Table*

*Filed herewith

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Item 9. Undertakings.

(a)	The Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the Filing Fee Table attached as an exhibit to the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rockingham County, Virginia, on the 10th day of May, 2024.

F & M BANK CORP.

By:	/s/ Aubrey M. Wilkerson
Aubrey M. Wilkerson
Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

We, the undersigned officers and directors of F & M Bank Corp., do hereby constitute and appoint Lisa F. Campbell our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date

/s/ Aubrey M. Wilkerson	May 10, 2024
Aubrey M. Wilkerson Chief Executive Officer and Director (Principal Executive Officer)

/s/ Lisa F. Campbell	May 10, 2024
Lisa F. Campbell Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Edward Ray Burkholder	May 10, 2024
Edward Ray Burkholder Director

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/s/ Larry A. Caplinger	May 10, 2024
Larry A. Caplinger Director

/s/ Hannah W. Hutman	May 10, 2024
Hannah W. Hutman Director

/s/ Anne B. Keeler	May 10, 2024
Anne B. Keeler Director

/s/ Michael W. Pugh	May 10, 2024
Michael W. Pugh Director

/s/ Christopher S. Runion	May 10, 2024
Christopher S. Runion Director

/s/ Daphyne S. Thomas	May 10, 2024
Daphyne S. Thomas Director

/s/ John A. Willingham	May 10, 2024
John A. Willingham Director

/s/ Dean W. Withers	May 10, 2024
Dean W. Withers Director

/s/ Peter H. Wray	May 10, 2024
Peter H. Wray Director

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